UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2018

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Web site address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

Delta Air Lines, Inc. is filing this Amendment No. 1 (the “Form 8-K/A”) to its Current Report on Form 8-K (the “Form 8-K”), filed with the U.S. Securities and Exchange Commission on April 19, 2018, solely to correct a typographical error appearing in Item 1.01 of the Form 8-K. In the section titled “Revolving Credit Facility” below, the Minimum Fixed Charge Coverage Ratio is correctly stated as 1.25:1 rather than 1.20:1 as stated in the Form 8-K.

Except as specifically noted above, this Form 8-K/A does not modify or update disclosures in the original Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement.

Revolving Credit Facility

On April 19, 2018, we entered into a $2.65 billion unsecured revolving credit facility, up to $500 million of which may be used for the issuance of letters of credit (the “Revolving Credit Facility”). The Revolving Credit Facility was undrawn at the time we entered into it. The Revolving Credit Facility replaces the undrawn secured Pacific Revolving Credit Facility and 2015 Revolving Credit Facility, both of which were terminated in conjunction with the repayment of the term loans described above.

The Revolving Credit Facility is split evenly into a $1.325 billion three-year facility and a $1.325 billion five-year facility. Borrowings on both facilities bear interest at a variable rate equal to LIBOR, or another index rate, in each case plus a specified margin.

The Revolving Credit Facility contains affirmative, negative and financial covenants that, among other things, restrict our ability to place liens on a designated pool of assets. These covenants may have a material adverse impact on our operations and require us to maintain:

Minimum Fixed Charge Coverage Ratio(1)	1.25:1
Asset Coverage Ratio(2)	1.25:1

(1)	Defined as the ratio of (a) earnings before interest, taxes, depreciation, amortization and aircraft rent and other adjustments to net income to (b) the sum of gross cash interest expense (including the interest portion of our capitalized lease obligations) and cash aircraft rent expense, for the 12-month period ending as of the last day of each fiscal quarter.
(2)	Defined as the ratio of (a) the value of the designated pool of unencumbered assets of the Company and its subsidiaries to (b) the sum of the aggregate outstanding obligations under the Revolving Credit Facility.

The Revolving Credit Facility contains events of default customary for similar financings, including a cross-default to other material indebtedness. Upon the occurrence of an event of default, the outstanding obligations under the Revolving Credit Facility may be accelerated and become due and payable immediately.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference, insofar as it relates to the creation of a direct financial obligation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

	By:	/s/ Paul A. Jacobson
Paul A. Jacobson
Date: May 4, 2018		Executive Vice President and Chief Financial Officer